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Pricing Supplement No. 49                    Dated November 13, 2000                 Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and
Prospectus Supplement dated April 1, 1999)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

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Date of Issue:  November 14, 2000       [ ] Fixed Rate          [ ] Commerical Paper Rate Note       [ ] LIBOR Reuters
                                        [X] Senior              [ ] Federal Funds Rate Note          [X] LIBOR Telerate
Maturity Date:  February 14, 2003       [ ] Subordinated        [ ] CD Rate Note                     [ ] Prime Rate Note
                                                                [ ] CMT Rate Note                    [ ] Treasury Rate Note
                                                                [ ] LIBOR Note                       [ ] Other
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CUSIP:  06422NDP8

Principal Amount:  $300,000,000.00

Issue Price (As a Percentage of Principal Amount):  100%

Interest Rate/Initial Interest Rate:  Not Available

Interest Payment Dates: 14th of February, May, August, November

Interest Reset Dates: 14th of February, May, August, November

Index Maturity:  90 Days

Designated CMT Maturity Index:

Designed CMT Telerate Page:

Spread:  +22 Basis Points

Spread Multiplier:  None

Minimum Interest Rate:  None

Maximum Interest Rate:  None

Interest Payment Period:  November 14, 2000 to February 14, 2001 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period:  November 14, 2000 to February 14, 2001 and
                             quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period:  None

Optional Repayment Date(s):  None

Calculation Agent (If Applicable):  Bank One, NA

Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.